Exhibit 10.7

                             SEVERANCE AGREEMENT


THIS AGREEMENT, dated as of and effective as of August 23, 2007, is by and between Contract Freighters, Inc. (the "Employer"), and Herbert J. Schmidt (the "Executive") and supersedes all prior severance agreements between the Executive and the Employer or any Affiliate.

WHEREAS, the Employer (a) considers it essential to foster the continued employment of key management personnel, (b) recognizes that the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Employer, and (c) has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Employer's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Employer and the Executive hereby agree as follows:

   * The Term of this Agreement shall commence on August 23, 2007 and expire as provided in the definition of "Term" in Section 1 of the attached Terms and Conditions, all of which (including definitions) are hereby incorporated by reference.

   * The Executive agrees that, subject to the Terms and Conditions, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Employer until the earliest of (a) a date which is six (6) months from the date of such Potential Change in Control, (b) the date of a Change in Control, (c) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, disability or retirement in accordance with the Con-way Inc. Retirement Plan, including early retirement, or
     (d) the termination by the Employer of the Executive's employment for any reason.

   * If the Executive incurs a Severance following a Change in Control or Potential Change in Control and during the Term, the Executive shall be entitled to receive (a) a Severance Payment equal to three (3) times the sum of the Executive's annual base salary and Annual Bonus in a lump sum and (b) Severance Benefits for a period of 36 months following the Severance Date, as provided in the attached Terms and Conditions.

   * If the Executive transfers to and becomes an employee of an Affiliate, the Employer shall assign this Agreement to the Affiliate and the Affiliate shall become the Employer and shall assume the obligations of the Employer.

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|THE EMPLOYER                      |                                        |
|                                  |                                        |
|By:  Contract Freighters, Inc.    |  Con-way Inc. hereby  assumes  the     |
|/s/ Jennifer W. Pileggi           |  obligations imposed by the            |
|------------------------          |  second sentence of Section 3.1        |
|Name:  Jennifer W. Pileggi        |  of the  attached  Terms               |
|Title: Secretary                  |  and Conditions.                       |
|                                  |                                        |
-----------------------------------------------------------------------------
|                                  |                                        |
|EXECUTIVE                         |CON-WAY INC.                            |
|/s/  Herbert J. Schmidt           |                                        |
|-------------------------         |By: /s/  Douglas W. Stotlar             |
|Name: Herbert J. Schmidt          |    -------------------------           |
|Address: 4527 Goldfinch Road      |Name:  Douglas W. Stotlar               |
|         Joplin, MO 64804         |Title: President - CEO                  |
|                                  |                                        |
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                 TERMS AND CONDITIONS OF SEVERANCE AGREEMENT

                              Table of Contents

           1.  Definitions................................
           2.  Compensation other than Severance Payments
                and Benefits..............................
           3.  Severance Payments and Benefits............
           4.  Excise Tax Gross-Up........................
           5.  Notice of Termination......................
           6.  General Provisions.........................
           Exhibit A - Waiver and Release of Claims.......
           Exhibit B - Assignment and Assumption of Agreement


1.   DEFINITIONS.  As hereinafter used:

     "Affiliate" means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, including any Business Unit.

     "Agreement" means the Severance Agreement to which these Terms and Conditions are attached, including the Terms and Conditions, which are incorporated by reference in the Agreement. If there is any inconsistency between the Severance Agreement and these Terms and Conditions, the Terms and Conditions shall govern.

     "Annual Bonus" means the annual bonus payable with respect to a calendar year under the ICP (Incentive Compensation Plan) applicable to an Executive or other applicable annual bonus or arrangement determined as if such Annual Bonus had been earned to the extent of 100% of the Executive's target bonus opportunity, as opposed to the maximum 200%. The Annual Bonus does not include any amount payable under the Con-way Inc. Value Management Plan or any other long-term incentive plan.

     "Auditor" shall have the meaning set forth in Section 4.2 hereof.

     "Base Amount" shall have the meaning set forth in Section 280G(b)(3) of the Code.

     "Board" means the Board of Directors of the Company.

     "Business Unit" is defined in Section 2 of the EIP.

     "Cause" for termination by the Employer of the Executive's employment means (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Employer (other than any such failure resulting from the Executive's incapacity due to disability, including physical or mental illness or any such actual or anticipated failure after the issuance by the Executive of a notice of intent to terminate employment for Good Reason, as provided in the definition of Good Reason) after a written demand for substantial performance is delivered to the Executive by or on behalf of the Employer Board, which demand specifically identifies the manner in which the Employer Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Employer, the Company or an Affiliate, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Employer, the Company or an Affiliate. In the event of a dispute concerning the application of this provision, no claim by the Employer that Cause exists shall be given effect unless the Employer establishes (iii) to the Employer Board and (iv) in the event of an arbitration to resolve the dispute, to the arbitrator, by clear and convincing evidence that Cause exists.

     "Change in Control" means the occurrence of any one of the events described in clauses (a) through (d) of the definition of "Change in Control" in Section 2 of the EIP or the occurrence of the event described in the following clause (e), which shall apply for purposes of the Agreement instead of clause (e) of the definition of "Change in Control" in Section 2 of the EIP:

     (e) Disposition of a Business Unit. There is consummated the Disposition of a Business Unit; provided, however, that this clause (e) shall apply only to an Executive who immediately prior to the Disposition of a Business Unit was employed by (and on the payroll of) the Business Unit that was the subject of the Disposition of a Business Unit.

     The following Examples illustrate clause (e):

           Example 1. The ownership interests of Business Unit X are sold to an unrelated purchaser. Executive A was employed by (and on the payroll of) Business Unit X immediately prior to the sale. A Change in Control has taken place with respect to Executive A.

           Example 2. The assets of Business Unit Y are sold to an unrelated purchaser. Executive B was employed by (and on the payroll of) Business Unit Y immediately prior to the sale. A Change in Control has taken place with respect to Executive B.

           Example 3. Executive C is employed by (and on the payroll of) a Business Unit as described in either Example 1 or 2, except that Executive C remains employed by (and on the payroll of) a Business Unit that continues to be a Business Unit of the Company following the sale. A Change in Control has taken place with respect to Executive C.

     Because the EIP is not intended to serve the same purpose as the Agreement, whether a "Change in Control" has taken place under the EIP is not relevant in determining whether benefits are payable under the Agreement. For example, in Example 3, a Change in Control took place for Executive C under the Agreement, but no Change in Control took place for Executive C under the EIP. If Executive C terminates employment six months after the Change in Control occurred under the Agreement, Executive C may or may not be entitled to benefits under the Agreement, depending on the facts surrounding the termination of employment. However, no Change in Control would take place under the EIP with respect to Executive C under the facts of Example 3, whether or not benefits are due under the Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Company" means Con-way Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     "Disposition of a Business Unit" is defined in Section 2 of the EIP.

     "EIP" means the Con-way Inc. 1997 Equity and Incentive Plan, as amended from time to time, or any successor plan.

     "Employer" means the person specified in the first paragraph of the Agreement or any assignee or successor (including a successor who assumes the Agreement following a Change in Control). The fourth bullet of the Agreement provides that, if the Executive transfers to the Company or an Affiliate, the Agreement will be assigned, resulting in a change in the Employer. A draft form of assignment and assumption is attached as Exhibit B. Notwithstanding the preceding provisions of this definition, if (and for as long as) the Executive is an employee of Vector SCM, LLC, (i) the Employer means Vector SCM, LLC or any successor, (ii) the Company shall fulfill the obligations of the Employer under the Agreement, and (iii) clause (e) of the definition of Change in Control shall not apply to the Executive.

     "Employer Board" means the Board of Directors of the Employer.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

     "Excise Tax" means any excise tax imposed under Section 4999 of the Code.

     "Executive" means the person specified in the first paragraph of the Agreement.

     "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control of any one of the following acts by the Employer, or failures by the Employer to act, unless such act or failure to act is corrected within 30 days of receipt by the Employer of notice of the Executive's intent to terminate for Good Reason hereunder:

     (1) the failure of the successor company, following the Change in Control, to assume the Agreement and all obligations thereunder, as of the date of such Change in Control;

     (2) the assignment to the Executive of duties inconsistent with the Executive's status as an executive of the Employer or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

     (3) a reduction by the Employer in the Executive's base salary, cash bonus opportunity, or long term incentive opportunity, each as in effect immediately prior to the Change in Control or as the same may thereafter be increased from time to time;

     (4) the relocation of the Executive's principal place of employment to a location that results in an increase in the Executive's one way commute of at least 50 miles more than the Executive's one way commute immediately prior to the Change in Control,

     (5)   a  substantial  increase  in  the  Executive's   business   travel
           obligations from the Executive's business travel obligations immediately prior to the Change in Control;

     (6) the failure by the Employer to pay to the Executive when due any portion of the Executive's current compensation;

     (7) the failure by the Employer to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Employer's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control (except for across-the-board changes similarly affecting all or substantially all employees of the Employer and any entity in control of the Employer), the taking of any other action by the Employer which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately prior to the Change in Control, or the failure by the Employer to provide the Executive with the number of paid vacation days or PTO days (days of paid time off) to which the Executive was entitled.

     If a Change in Control takes place with respect to the Executive solely because of the Disposition of a Business Unit as described in clause (e) of the definition of Change in Control and the Executive continues to be employed by the Company or an Affiliate, but the position the Executive previously held is no longer needed, then, for purposes of determining whether there is a substantial adverse alteration in the nature or status of the Executive's responsibilities under clause (2) above, all the facts and circumstances shall be taken into account, and no single or selected set of facts shall be determinative. In particular, if the Executive receives a bona fide offer of a new or different position with the Company or an Affiliate, the fact or set of facts that, under the Executive's new position, fewer employees may be supervised and/or fewer functional areas may be within the Exective's span of control shall not be determinative.

     The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to disability, including physical or mental illness, except as provided in the penultimate paragraph of the definition of Severance.

     If Good Reason first occurs during the last 30 days of the Term and the Executive gives notice of the Executive's intent to terminate for Good Reason before the end of the Term, the correction period referred to in the first sentence of this definition of Good Reason shall end on the date of termination specified in Section 5.3.

     The Executive's continued employment after Good Reason occurs shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     "Gross Up Payment" shall have the meaning set forth in Section 4.1 hereof.

     "Person" means any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than (i) the Company or its Affiliates,
     (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or its Affiliates, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock.

     "Potential Change in Control" shall be deemed to have occurred if:

     (1) the Company or any Affiliate enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

     (2) the Company or any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act publicly announces an intention to take or to consider actions, including but not limited to proxy contests or consent solicitations, which, if consummated, would constitute a Change in Control;

     (3) any Person becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of the common stock, par value $0.625 per share, of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates); or

     (4) the Board or the Employer Board if the Employer is other than the Company adopts a resolution to the effect that, for purposes of the Agreement, a Potential Change in Control has occurred.

     If the Potential Change in Control referred to in clause (1) or (2) would arise because of an event described in clause (e) in the definition of Change in Control, the Potential Change in Control shall apply only if the Executive is employed by (and on the payroll of) the Business Unit that would be the subject of the Disposition of a Business Unit.

     "Severance" means the termination of an Executive's employment with the Employer following a Change in Control and during the Term of the Agreement, (i) by the Employer other than for Cause, or (ii) by the Executive for Good Reason.

     For purposes of the Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Employer without Cause or by the Executive with Good Reason if (i) the Executive's employment is terminated by the Employer without Cause following a Potential Change in Control but prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company or Affiliate the consummation of which would constitute a Change in Control, (ii) the Executive terminates employment for Good Reason following a Potential Change in Control but prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person; or (iii) the Executive's employment is terminated by the Employer without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs). For purposes of this paragraph, a Change in Control shall be deemed to have occurred for purposes of the definition of Good Reason if a Potential Change in Control has occurred or if the termination or the circumstance or event which would constitute Good Reason if a Change in Control had occurred is in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs).

     An Executive will not be considered to have incurred a Severance (i) if the Executive's employment is discontinued by reason of the Executive's death or disability, including a physical or mental condition causing such Executive's inability to substantially perform the Executive's duties with the Employer for a period of six consecutive months or (ii) by reason of the divestiture of a facility, sale of a business or business unit, or the outsourcing of a business activity with which the Executive is affiliated, notwithstanding the fact that such divestiture, sale or outsourcing constitutes, or takes place following a Change in Control and during the Term of the Agreement, if the Executive is offered a position with the successor company that, if accepted, would not give rise to Good Reason, and such successor company agrees to assume the obligations of the Agreement with respect to such Executive.

     If any benefits provided to the Executive under the Agreement are treated as deferred compensation subject to Code section 409A, the Executive will not be considered to have incurred a Severance until the Executive incurs a "separation from service," becomes "disabled," or dies; provided, however, that if an "unforseeable emergency" occurs, the Severance Payment may be made to the extent permitted by Code section 409A(a)(2)(B)(ii)(II). (The terms quoted in the immediately-preceding sentence have the meanings set forth in Code section 409A(a)(2)(A).)

     "Severance Benefits" means:

     (1) life, disability and accident benefits substantially similar to those provided to the Executive and the Executive's dependents immediately prior to the Severance or, if more favorable to the Executive, immediately prior to the Change in Control, at no greater cost to the Executive than the cost to the Executive immediately prior to the Severance or the Change in Control in this Agreement; provided, however, that, unless the Change in Control took place because of the event described in clause (e) of the definition of Change in Control, the Employer may apply to such benefits any across the board changes similarly affecting all or substantially all employees participating in such benefits;

     (2) health and dental benefits provided to the Executive and the Executive's dependents under the Company's health and dental plan as in effect immediately prior to the Severance or, if more favorable to the Executive, those provided to the Executive and the Executive's dependents immediately prior to the Change in Control, at no cost to the Executive; and

     (3) outplacement services determined by the Company to be suitable to the Executive's position, at no cost to the Executive;

     in each case for the number of months specified in the Agreement following such Executive's Severance Date; provided, however, that

     (4) benefits otherwise receivable pursuant to (1) and (2) shall be reduced to the extent benefits of the same type are received by or made available to the Executive or the Executive's dependents following the Executive's termination of employment (and any such benefits shall be reported to the Employer by the Executive);

     (5) the Employer shall reimburse the Executive for the excess, if any, of the cost to the Executive of benefits received or made available pursuant to (1) and (2) over such cost immediately prior to the Severance or, if more favorable to the Executive, immediately prior to the Change in Control;

     (6) if the Executive dies, the Employer shall continue to provide the Executive's dependents with the benefits otherwise receivable pursuant to (1) and (2) on the same basis as if the Executive had survived, and

     (7) if any such benefits are treated as deferred compensation subject to Code section 409A and the Executive is a "specified employee" as defined in Code section 409A(a)(2)(B)(i), the Executive shall pay the full cost of such benefits for the first six months after the Severance Date and the Employer shall reimburse the Executive for such payments as soon as practicable thereafter.

     "Severance Date" means the date on which an Executive incurs a Severance, which should be the date of termination as determined under
     Section 5.3.

     "Severance Payment" means a payment, in lieu of any other severance payment or benefit pursuant to any other plan or agreement of the Employer, the Company or any Affiliate to which the Executive is otherwise entitled, of an amount equal to the number of years specified in the Agreement times the sum of (i) the Executive's annual base salary immediately prior to the time of Severance or, if higher, in effect immediately prior to the Change in Control and (ii) the Executive's Annual Bonus for the calendar year in which the Change in Control occurred.

     "Tax Counsel" shall have the meaning set forth in Section 4.2 hereof.

     "Term" means the period of time commencing on the date specified in the Agreement and continuing through December 31 of the following year; provided, however, that commencing on January 1 of such following year, and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Employer or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall occur during the Term, the Term shall expire no earlier than 24 months beyond the month in which such Change in Control occurred.

     "Terms and Conditions" means these terms and conditions.

     "Total Payments" means those payments so described in Section 4.1 hereof.

2.   COMPENSATION OTHER THAN SEVERANCE PAYMENTS AND BENEFITS.

     2.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Employer as a result of incapacity due to disability, including physical or mental illness, the Employer shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Employer during such period (other than any disability plan), until the Executive's employment is terminated by the Employer for disability.

     2.2 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Employer shall pay the Executive's full salary to the Executive through the Severance Date at the rate in effect immediately prior to the Severance Date or, if higher, the rate in effect immediately prior to the Change in Control, together with all compensation and benefits payable to the Executive through the Severance Date under the terms of the Employer's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Severance Date or, if more favorable to the Executive, as in effect immediately prior to the Change in Control.

     2.3 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Employer shall pay to the Executive the Executive's normal post termination compensation and benefits as such payments become due (other than severance payments under any severance plan as in effect immediately prior to the Severance). Such post termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Severance or, if more favorable to the Executive, as in effect immediately prior to the Change in Control.

3.   SEVERANCE PAYMENTS AND BENEFITS.

     3.1 If the Executive incurs a Severance, the Executive shall be entitled to receive from the Employer (i) the Severance Payment and (ii) Severance Benefits. If the Employer is not the Company, the Employer does not provide the Severance Payment and the Severance Benefits and the Severance is related to a Change in Control or a Potential Change in Control that occurred other than because of the Disposition of a Business Unit as provided in clause (e) of the definition of Change in Control, the Company shall fulfill the obligations of the Employer under the Agreement, and the Executive need not exhaust the remedies provided in
           Section 3.4 and 3.5 against the Employer before being entitled to receive the Severance Payment and the Severance Benefits from the Company.

     3.2 The Employer shall pay the Severance Payment to the Executive in a cash lump sum, on the date that is 6 months after the Severance Date or as soon as practicable thereafter, but in no event later than 10 business days immediately following such date.

     3.3 The Executive shall not be eligible to receive a Severance Payment or Severance Benefits under the Agreement unless the Executive (or, in the event of the death of the Executive, the executor, personal representative or administrator of the Executive's estate) first executes a written release substantially in the form attached as Exhibit A hereto and the Executive executes the release within 6 months after the Severance Date.

     3.4 In the event that the Executive or a dependent of the Executive believes that he or she is not receiving the full benefits to which he or she is entitled under the Agreement, such person may make a claim to the Employer Board (or the Board if the second sentence of Section 3.1 applies), and the claims procedure set forth in Section 8 of the EIP shall apply with the Employer Board (or the Board if the second sentence of Section 3.1 applies) treated as the Committee.

     3.5 Any further dispute or controversy arising under or in connection with the Agreement which remains after the final decision of the Board as contemplated by Section 3.4 shall be finally settled exclusively by arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the clear and convincing evidentiary standard set forth in the definition of Cause in this Agreement shall apply; and provided further, that the arbitrator shall apply the applicable provisions of ERISA, and applicable regulations adopted thereunder, in such arbitration proceeding. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     3.6 The Employer shall pay to the Executive all legal fees and expenses incurred by the Executive in seeking in good faith to obtain or enforce any benefit or right provided by the Agreement. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Employer reasonably may require. The Employer shall not be obligated to pay legal fees and expenses incurred by any person other than the Executive. However, the Employer shall be obligated to pay legal fees and expenses incurred by the Executive on behalf of the Executive's dependents and legal fees and expenses incurred by the estate of the Executive on behalf of the Executive or the Executive's dependents.

     3.7 The Employer shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold.

     3.8 The Employer agrees that, if the Executive's employment with the Employer terminates following a Change in Control that is applicable to the Executive and during the Term of the Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive hereunder. Further, the amount of any payment or benefit provided for in the Agreement shall not be reduced (except as provided in clause (4) of the definition of Severance Benefits) by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Employer, or otherwise.

4.   EXCISE TAX GROSS-UP.

     4.1 Whether or not the Executive becomes entitled to the Severance Payment and Severance Benefits, if any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of the Agreement or any other agreement, plan, or arrangement with the Employer, any Person whose actions result in a Change in Control or any Person affiliated with the Employer or such Person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Employer shall pay to the Executive an additional amount (the "Gross Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment (but without deducting federal, state and local income and employment taxes on the Total Payments), shall be equal to the Total Payments.

     4.2 For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax,
           (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) should not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of
           Section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of
           Section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or should otherwise not be subject to the Excise Tax and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence at the time of the Severance (or if there is no Severance, then the date on which the Gross-Up Payment is calculated for purposes of this Section 4.2), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     4.3 In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross Up Payment attributable to such reduction (plus that portion of the Gross Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross Up Payment), the Company shall make an additional Gross Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

     4.4 The payments provided in Section 4.1 shall be made on the date that is 6 months after the Severance Date or as soon as practicable thereafter; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Employer shall pay to the Executive on such day an estimate, as determined in good faith by the Employer or, in the case of payments under Section 4.1 or 4.3, in accordance with Section 4.2, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall be paid by the Executive to the Employer not later than the fifth
           (5th) business day after demand by the Employer. At the time that payments are made under the Agreement, the Employer shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Employer has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

     4.5 The Employer also shall pay to the Executive all legal fees and expenses incurred by the Executive in seeking in good faith to obtain or enforce any benefit or right provided by the Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Employer reasonably may require.

5.   NOTICE OF TERMINATION.

     5.1 After a Change in Control and during the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written notice of termination from the Employer to the Executive or the Executive to the Employer in accordance with Section 6.9.

     5.2 The notice of termination shall indicate the specific termination provision in the Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. A notice of termination for Cause shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Employer Board at a meeting of the Employer Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Employer Board) finding that, in the good faith opinion of the Employer Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

     5.3 The notice of termination shall specify the date of termination which, in the case of a termination by the Employer, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than thirty (30) days nor more than sixty (60) days, respectively, from the date such notice of termination is given.

           (1)  Once the Employer or the Executive has specified  a  date  of termination in a notice of termination, the date of termination cannot be changed by the Employer or the Executive except by mutual consent.

           (2) The date of termination must be at least 30 days after the notice of termination unless the termination is for Good Reason and Good Reason first occurs during the last 30 days of the Term (determined without regard to this Section 5.3(2)), in which event the date of termination shall be (i) the end of the Term (determined without regard to this Section 5.3(2)) if the Employer receives notice of the Executive's intent to terminate for Good Reason ten days or more before the end of the Term (determined without regard to this Section 5.3(2)) or (ii) the later of ten days after receipt by the Employer of notice of the Executive's intent to terminate for Good Reason or five days after the end of the Term (determined without regard to this Section 5.3(2)) if the Employer does not receive notice of the Executive's intent to terminate for Good Reason ten days or more before the end of the Term (determined without regard to this Section 5.3(2)).

6.   GENERAL PROVISIONS.

     6.1 Except as otherwise provided herein or by law, no right or interest of the Executive under the Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of the Executive under the Agreement shall be liable for, or subject to, any obligation or liability of such Executive. When a payment is due under the Agreement to an Executive who is unable to care for his or her affairs, payment may be made directly to the Executive's legal guardian or personal representative.

     6.2 If the Employer, the Company or any Affiliate is obligated pursuant to applicable law or by virtue of being a party to a contract (other than this Agreement) to pay severance pay, a termination indemnity, notice pay or the like or if the Employer, the Company or any Affiliate is obligated by law to provide advance notice of separation ("Notice Period"), then any Severance Payment hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period.

     6.3 Neither the Agreement, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Executive, or any person whomsoever, the right to be retained in the service of the Employer, and the Executive shall remain subject to discharge to the same extent as if the Agreement had never been executed.

     6.4 If any provision of the Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Agreement shall be construed and enforced as if such provisions had not been included.

     6.5 If any provision of the Agreement would cause compensation to be includible in the Executive's income pursuant to Code section 409A(a)(1)(A), such provision shall be void, and the Employer shall amend the Agreement retroactively in such a way as to achieve substantially similar economic results without causing such inclusion. Any such amendment shall be binding on the Executive unless the Executive objects within 30 days after a copy of such amendment is delivered to the Executive. In any event, the Executive will be solely responsible for any adverse tax consequences to the Executive.

     6.6 The Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Employer and its successors and assigns, and by each Executive and by the personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of each Executive. If any Executive shall die while any amount would still be payable to such Executive (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Agreement to the executors, personal representatives or administrators of the Executive's estate.

     6.7 The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement.

     6.8 The Agreement shall not be funded. The Executive shall not have any right to, or interest in, any assets of the Employer which may be applied by the Employer to the payment of benefits or other rights under the Agreement.

     6.9 All notices and all other communications provided for in the Agreement (i) shall be in writing, (ii) shall be hand delivered, sent by overnight courier or by United States registered mail, return receipt requested and postage prepaid, addressed, in the case of the Employer, to the principal office of the Employer, attention President, and in the case of the Company, to 2855
           Campus Drive, San Mateo, California 94403, attention General Counsel, and in the case of the Executive, to the last known address of the Executive, and (iii) shall be effective only upon actual receipt.

     6.10 The Agreement shall be construed and enforced according to the laws of the State of Delaware (without giving effect to the conflict of laws principles thereof) to the extent not preempted by federal law, which shall otherwise control.









                                                                    EXHIBIT A
                                                                    ---------
                        WAIVER AND RELEASE OF CLAIMS
                        ----------------------------

In consideration of, and subject to, the payment to be made to me by ____________ (the "Employer") of the "Severance Payment" (as defined in the Severance Agreement, dated as of _________, entered into between me and the Company (the "Agreement")), I hereby waive any claims I may have for employment or re-employment by the Employer or any parent or subsidiary of the Employer after the date hereof, and I further agree to and do release and forever discharge the Employer and any parent or subsidiary of the Employer, and their respective past and present officers, directors, shareholders, insurers, employees and agents from any and all claims and causes of action, known or unknown, arising out of or relating to my employment with the Employer or any parent or subsidiary of the Employer, or the termination thereof, including, but not limited to, wrongful discharge, breach of contract, tort, fraud, the Civil Rights Acts, Age Discrimination in Employment Act, Employee Retirement Income Security Act of 1974, Americans with Disabilities Act, or any other federal, state or local legislation or common law relating to employment or discrimination in employment or otherwise.

Notwithstanding the foregoing or any other provision hereof, nothing in this Waiver and Release of Claims shall adversely affect (i) my rights to Severance Benefits under the Agreement; (ii) my rights to benefits other than severance payments or benefits under plans, programs and arrangements of the Employer or any parent or subsidiary of the Employer; or (iii) my rights to indemnification under any indemnification agreement, applicable law or the certificates of incorporation or bylaws of the Employer or any parent or subsidiary of the Employer, (iv) my rights under any director's and officers' liability insurance policy covering me, (v) my workers compensation rights, or (vi) my unemployment insurance rights.

I acknowledge that I have signed this Waiver and Release of Claims voluntarily, knowingly, of my own free will and without reservation or duress, and that no promises or representations have been made to me by any person to induce me to do so other than the promise of payment set forth in the first paragraph above and the Employer's acknowledgment of my rights reserved under the second paragraph above.

I understand that this release will be deemed to be an application for benefits under the Agreement and that my entitlement thereto shall be governed by the terms and conditions of the Agreement and any applicable plan. I expressly hereby consent to such terms and conditions.

I acknowledge that I have been given not less than forty-five (45) days to review and consider this Waiver and Release of Claims (unless I have signed a written waiver of such review and consideration period), and that I have had the opportunity to consult with an attorney or other advisor of my choice and have been advised by the Company to do so if I choose. I may revoke this Waiver and Release of Claims seven days or less after its execution by providing written notice to the Employer.

I acknowledge that it is my intention and the intention of the Employer in executing this Waiver and Release of Claims that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, I hereby expressly waive any and all rights and benefits conferred upon me by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE, to the extent applicable to me, and expressly I consent that this Waiver and Release of Claims shall be given full force and effect according to each and all of its express terms and provisions, including as well those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

I acknowledge that I may hereafter discover claims or facts in addition to or different from those which I now know or believe to exist with respect to the subject matter of this Waiver and Release of Claims and which, if known or suspected at the time of executing this Waiver and Release of Claims, may have materially affected this settlement.

Finally, I acknowledge that I have read this Waiver and Release of Claims and understand all of its terms.


            _________________________________________________________
                                Signature of Executive

            _________________________________________________________
                                Print Name

            _________________________________________________________
                                Date Signed









                                                                    EXHIBIT B
                                                                    ---------


                        Assignment and Assumption of
                             Severance Agreement
                          Between ____________ and
                               ______________,
                              As of ___________


____________  (the "Old Employer") and ______________ (the "Executive")  have entered into a Severance Agreement dated ______________ (the "Agreement"). The Executive is transferring employment from the Old Employer to ____________ (the "New Employer"), effective ________. The fourth bullet of the Agreement provides that, if the Executive transfers to the Company or an Affiliate, the Old Employer shall assign the Agreement to the Company or Affiliate. To order to carry out the provisions of the fourth bullet of the Agreement -

1.   The Old Employer hereby assigns the Agreement to the New Employer.

2. The New Employer hereby assumes the obligations of the Old Employer under the Agreement.

3. The assignment and assumption are effective as of the date employment is transferred.

4. The Executive hereby acknowledges receipt of notice of the assignment and assumption.


-----------------------------------------------------------------
|THE OLD EMPLOYER               |THE NEW EMPLOYER               |
|                               |                               |
|                               |                               |
|By: ___________________________|By: ___________________________|
|Name:                          |Name:                          |
|Title:                         |Title:                         |
-----------------------------------------------------------------
|                               |                               |
|EXECUTIVE                      |                               |
|                               |                               |
|                               |                               |
|______________________________ |                               |
|Name:  Herbert J. Schmidt      |                               |
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